Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 20, 2014, relating to the financial statements of priceline.com Incorporated, which is now known as The Priceline Group Inc. (“the Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

July 25, 2014